UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 29, 2024

Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices)(Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Bausch + Lomb Corporation (the “Company”) held on Wednesday, May 29, 2024, the Company’s shareholders approved an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan, as amended and restated effective as of April 24, 2023 (the “Omnibus Plan”) to increase the number of common shares of the Company (“Common Shares”) authorized for issuance under the Omnibus Plan by an additional 14,000,000 Common Shares. The amendment and restatement of the Omnibus Plan had previously been approved by the Company’s Board of Directors, subject to shareholder approval.

The principal features of the Omnibus Plan are described in detail under “Proposal 3 - Approval of an Amendment and Restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to Increase the Number of Common Shares Authorized for Issuance Thereunder” in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed by the Company with the Securities and Exchange Commission and the Canadian Securities Administrators on April 29, 2024 (the “Proxy Statement”). The full text of the Omnibus Plan, as amended and restated, is attached as Appendix B to the Proxy Statement.

For the purposes of Toronto Stock Exchange (“TSX”) approval with respect to the amendment and restatement of the Omnibus Plan, the Company relied on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible inter-listed issuers on a recognized exchange, such as the New York Stock Exchange.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of the Company voted on the following four proposals, each of which is described in detail in the Proxy Statement. The results of each matter voted upon are as follows:

Proposal No. 1: Election of Directors. The shareholders elected the following individuals to the Company’s Board of Directors, to serve until the close of the Company’s 2025 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal:

	For	Against	Broker Non-Votes
Nathalie Bernier	344,550,519	28,790	3,089,749
Gary Hu	344,514,922	64,387	3,089,749
Brett Icahn	344,321,103	258,206	3,089,749
Sarah B. Kavanagh	343,504,035	1,075,274	3,089,749
Karen L. Ling	344,545,858	33,451	3,089,749
John A. Paulson	344,406,744	172,565	3,089,749
Russel C. Robertson	344,472,819	106,490	3,089,749
Thomas W. Ross, Sr.	344,356,329	222,980	3,089,749
Brenton L. Saunders	344,497,635	81,674	3,089,749
Andrew C. von Eschenbach	344,353,602	225,707	3,089,749

Proposal No. 2: Advisory Vote on Executive Compensation. The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
328,679,496	15,883,392	16,421	3,089,749

Proposal No. 3: Approval of an Amendment and Restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to Increase the Number of Common Shares Authorized for Issuance Thereunder. The shareholders approved an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
334,083,361	10,484,232	11,716	3,089,749

Proposal No. 4: Appointment of the Independent Registered Public Accounting Firm. The shareholders appointed PricewaterhouseCoopers LLP as the auditors for the Company to hold office until the close of the 2025 Annual Meeting of Shareholders and authorized the Company’s Board of Directors to fix the auditors’ remuneration.

For	Withheld
347,627,559	41,499

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: Executive Vice President and Chief Legal Officer
Date: May 29, 2024